UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (Rule 14c-101)

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

|X|  Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|  Definitive Information Statement



                             GreenShift Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5)   Total fee paid:

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|_|  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     4)   Date Filed:

                             GreenShift Corporation

                          535 W. 34th Street, Suite 203
                            New York, New York 10001
                                  646-792-2635



Dear stockholders:

     This Information Statement is circulated to advise the stockholders of GreenShift Corporation ("the Company") of an action already approved by written consent of the stockholders who collectively hold a majority of the Company's voting stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until twenty (20) days after the date this Information Statement is mailed to you. Consequently, this Information Statement is being sent to you for informational purposes only.


                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

     The action to be effective twenty (20) days after the mailing of this Information Statement is to authorize the Company's Board of Directors, without further consent of the stockholders of the Company, to withdraw the Company's election to be regulated as a Business Development Company ("BDC") under the Investment Company Act of 1940, as amended.

     Attached hereto for your review is an Information Statement relating to the above-described action.






                                         Very truly yours,



                                         /s/ Kevin Kreisler
                                         ------------------------------
                                         Kevin Kreisler
                                         Chairman and Chief Executive Officer


May __, 2006
New York, N.Y.

                             GreenShift Corporation
                          535 W. 34th Street, Suite 203
                            New York, New York 10001
                                  646-792-2635

                      -------------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14c-2 THEREUNDER
                      -------------------------------------

      NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN
                   CONNECTION WITH THIS INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished on or about May [__], 2006, to the holders of record as of the close of business on May 5, 2006 (the "Record Date"), of shares of the voting stock of GreenShift Corporation (the "Company"), a Delaware corporation. The purpose of this Information Statement is to notify you that: (i) on April 24, 2006, the Board of Directors (the "Board") decided to withdraw the Company's election to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "Investment Company Act"); (ii) on April 24, 2006, the Company received a written consent (the "Written Consent") in lieu of a meeting of stockholders from Viridis Capital, LLC ("Viridis Capital"), a company incorporated in New Jersey and the holder of 1,000,000 shares of Series C Preferred Stock (representing approximately 70% of the Company's outstanding votes), approving and authorizing the withdrawal of the Company's election to be regulated as a BDC; and (iii) at a time to be determined by the Board, but no sooner than twenty (20) calendar days after the mailing of this Information Statement, the Board will file or cause to be filed a Withdrawal Notice with the Securities and Exchange Commission (the "SEC") to withdraw the Company's election to be regulated as a BDC. You are urged to read the enclosed Information Statement in its entirety.

     Expenses in connection with the distribution of this Information Statement are anticipated to be less than $10,000 and will be paid by the Company.

                                   Background

     On April 11, 2005, the Company elected to be regulated as a BDC pursuant to section 54 of the Investment Company Act. As a BDC, the Company is subject to some of the provisions of the Investment Company Act applicable to registered closed-end investment companies. BDCs, however, generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities, as described below under "Investment Company Act Provisions Applicable to BDCs."

     Historically, the Company's business has been to invest in the securities of portfolio companies attractive to the Company, rather than to operate as an operating company. The Board has determined, however, that in the current environment the Company would be better served to focus its efforts on the operation of business rather than act as a passive investor. In consideration of the future operations of the Company and its planned operations, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that, given the changing nature of the Company's business and investment focus from investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus will be in the business of facilitating the efficient use of natural resources, the significant regulatory regime governing BDCs is no longer appropriate and may in fact negatively affect the Company's future growth. Based on an analysis of the current holdings of the Company and its proposed plan of future operations, the Board believes that the Company will not be deemed to be an investment company after de-election. On April 24, 2006, the Board of Directors voted, subject to stockholder approval, to withdraw the Company's election to be regulated as a BDC, and set the Record Date for such stockholder approval.

     Section 58 of the Investment Company Act provides that a BDC may not change the nature of its business, so as to cease to be or withdraw its election as a BDC, unless it is authorized to do so by a majority of its issued and outstanding voting securities. On April 24, 2006, Viridis Capital, which owns preferred stock that represents 70% of the outstanding votes of the Company, adopted a Written Consent which authorized and approved the withdrawal of the Company's election to be regulated as a BDC at a time deemed appropriate by the Board and in accordance with applicable law so that the Company may begin conducting business as an operating company rather than as a BDC.

     The withdrawal of the Company's election to be regulated as a BDC will become effective upon receipt by the SEC of the Company's application for withdrawal. The Company does not anticipate filing the application of withdrawal until it can be reasonably certain that it will not be deemed to be an investment company without the protection of its BDC election and at such time as the Board deems appropriate. After the Company's application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the Investment Company Act applicable to BDCs generally, including regulations related to its capital structure, composition of its Board, affiliated transactions, custody of securities and stock compensation arrangements. Stockholder approval for withdrawal of the Company's election to be regulated as a BDC is valid for one year following the date of such approval. If no application for withdrawal is filed for the one year following April 24, 2006, the Company will be required to present the matter to the stockholders again for approval prior to filing a withdrawal application.

            Investment Company Act Provisions Applicable to BDCs and Effect of Withdrawal of Election to Be Regulated As a BDC

     Investment Company Act Provisions Applicable to BDCs

     A BDC must (i) be a domestic company; (ii) have registered a class of its securities or have filed a registration statement with the SEC pursuant to section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"); (iii) operate for the purpose of investing in the securities of eligible portfolio companies; (iv) offer to extend significant managerial assistance to such eligible portfolio companies; and (v) have filed (or, under certain circumstances, intend to file) a notice of election to be regulated as a BDC with the SEC.

     The Investment Company Act imposes, among others, the following regulations on BDCs, which are intended to protect the investors of investment companies:

     o A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the stockholders;

     o A BDC must carry its investments at their market value if a public trading market exists for its portfolio securities or at fair value if one does not (rather than at cost as operating companies do) in its financial reports, rather than at book value;

     o The composition of a BDC's board is restricted (e.g., a majority of its members must be independent);

     o A BDC may only engage in transactions with affiliates of the BDC under certain circumstances;

     o The issuance of senior equities and debt securities by a BDC is subject to certain asset coverage limitations;

     o A BDC's right to issue options, rights and warrants to purchase its stock is restricted;

     o There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;

     o There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than "qualifying assets" unless, at the time the acquisition is made, such "qualifying assets" represent at least 70% of the value of the BDC's total assets. "Qualifying Assets" generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company; an eligible portfolio company is defined as any issuer that (a) is organized and has its principal place of a business in the United States, (b) is not an investment company other than a SBIC wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in public company securities and other investments that are not "qualifying assets" but such investments may not exceed 30% of the BDC's total asset value at the time of such investment;

     o A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of stockholders; and

     o A BDC is restricted in its ability to repurchase its shares directly from stockholders.

     Effect of Withdrawal of Election to Be Regulated As a BDC

     If the Company ceases to be regulated as a BDC, the Company will no longer be subject to regulation under the Investment Company Act, including the provisions listed above that are intended to protect the interests of investors in investment companies. However, the Board would continue to be subject to customary principles of fiduciary duty with respect to a corporation and its stockholders.

     In addition, in the event that the Company withdraws its election to be regulated as a BDC and becomes an operating company, the fundamental nature of the Company's business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively involved in the business of facilitating the efficient use of natural resources, with the goal of generating income from the operations of this business.

     The withdrawal of the Company's election as a BDC under the Investment Company Act will result in a significant change in the Company's method of accounting. BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company's intent with respect to the period of time it intends to hold the investment. Change in the Company's method of accounting may reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as the increase occurs. Also, as an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDCs.

     The Company does not believe that the withdrawal of its election to be regulated as a BDC will have any impact on its federal income tax status, since it has never elected to be regulated as a regulated investment company under Subchapter M of the Internal Revenue Code. Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders. Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a "regular" corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of it becoming an operating company.

     Withdrawal of the Company's election to be regulated as a BDC will not affect the Company's registration under section 12(b) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act. Withdrawal of the Company's election to be regulated as a BDC is not expected to have any effect on the Company's current common stocks trading on the OTC Bulletin Board.

     Reasons for the Potential Withdrawal of the Company as a BDC

     Given the planned investment focus, asset mix, business and operations of the Company, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the Investment company Act discussed above. For example:

     o Issuance of Securities other than Common Stock. BDCs are limited or restricted as to the type of securities other than common stock that they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily to prevent dilution of interests of existing stockholders. In addition, issuances of senior debt and senior equity securities require that certain asset coverage tests and other criteria be satisfied on a continuing basis. This significantly restricts the Company's ability to raise new capital through the issuance of debt, particularly convertible debt, because the amount of financing raised through debt is limited by the size of the Company's assets even if a lender is willing to enter into a debt financing transaction. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means.

     o Related Party Transactions. The Investment Company Act significantly restricts among other things (i) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (ii) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. The Board believes situations may arise in which it is in the Company's best interests to engage in such transactions. If the Company withdraws its election to be regulated as a BDC, it will no longer be subject to these restrictions. The Board believes that even after de-election to be regulated as a BDC the stockholders of the Company will be adequately protected by the fiduciary obligations imposed on the Company's directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party's relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

     o Business Focus. The nature of the Company's business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus is on facilitating the efficient use of natural resources. The Board believes that BDC regulation would be inappropriate for such activities.

     o Issuance of Common Stock. A BDC may not issue shares of its common stock at a price less than the then net asset value per share without prior stockholder approval. Often, the market prices for BDC stocks have been lower than net asset value, thus, making it much more difficult for BDCs to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company's Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value.

     o Compensation of Executives. The Investment Company Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in cash. For example, the issuance of stock as compensation for services is generally prohibited. The Board believes that after de-election the Company will have greater flexibility in the structuring of employee compensation package that will enable the Company to attract and retain additional talented and qualified personnel and to more fairly reward and effectively motivate its personnel in accordance with industry practice.

     o Eligible Investments. As a BDC, the Company may not acquire any asset other than certain qualifying assets unless, at the time the acquisition is made, qualifying assets represent at least 70% of the value of the total assets of the Company. Because of the limitations on the type of investments the Company may make, as well as the Company's total asset composition, the Company may not be able to participate in some attractive and prudent investment opportunities as long as the Company remains a BDC.

     Moreover, the Company incurs significant general and administrative costs in order to comply with the regulations imposed by the Investment Company Act. Management devotes considerable time to issues relating to compliance with the Investment Company Act and the Company bears the costs of compliance including legal and accounting fees. The Board believes that resources now being expended on Investment Company Act compliance matters could be utilized more productively if devoted to the operation of the Company's business. The Board has determined that the costs of compliance with the Investment Company Act are substantial, especially when compared to the Company's relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Investment Company Act altogether.

     The Board believes that the above reasons, among others, indicate that the restrictions of the Investment Company Act would have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board has determined that the most efficient way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Investment Company Act would be to withdraw the Company's election to be regulated as a BDC.

                       Vote Required & Manner of Approval

     For the reasons discussed above, on April 24, 2006, the Board voted, subject to stockholder approval, to withdraw the Company's election to be regulated as a BDC. Under section 58 of the Investment Company Act, the termination of the Company's status as a BDC must be approved by the holders of a majority of the voting power of the Company. Under Delaware General Corporations Law, stockholders of the Company may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the corporation. As of the Record Date, there were 113,128,762 shares of common stock and 1,000,000 shares of Class C Preferred stock issued and outstanding, representing a total of 377,095,873 votes. Each share of Common Stock represents 1 vote and each share of Series C Preferred Stock represents 257 votes. Accordingly, the minimum number of required votes to approve the termination of the Company's status as a BDC is 192,318,895, which is a majority of the possible number of votes.

     On April 24, 2006, the Company received a Written Consent from stockholders holding 263,967,111 votes of the Company (representing approximately 70% of the outstanding number of votes), which authorized and approved the withdrawal of the Company's election to be regulated as a BDC. Accordingly, the approval of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the withdrawal of the Company's election to be regulated as a BDC.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information concerning the beneficial ownership of the Company's voting stock as of May 5, 2006, by (i) each stockholder known by the Company to be a beneficial owner of more than five percent (5%) of its outstanding common stock, (ii) each executive officer and director, and (iii) all directors and officers as a group. Information relating to beneficial ownership of common stock by the Company's principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same security, and a person may be deemed to be a beneficial owner of a security as to which he or she may not have any pecuniary beneficial interest.

     The percentages below are calculated based on 113,128,762 shares of common stock and 1,000,000 shares of Class C Preferred stock issued and outstanding.

                                 Number of Shares of Voting
Name                             Stock Beneficially Owned              Percentage of Number of Votes
----                             ------------------------              -----------------------------

Viridis Capital, LLC(1)             1,000,000 Class C Preferred Stock      70%

James Grainer                       1,275,000 Common Stock                .36%
All officers and directors as a     1,275,000 Common Stock                .36%
group (4 persons)
                                    1,000,000 Class C Preferred Stock      70%(2)

-------------------------
(1) As of April 1, 2006, Mr. Kevin Kreisler is the sole stockholder of Viridis Capital, LLC, which controls the Company based upon its ownership of 70% of the Company's outstanding number of votes.

(2) Includes shares owned by Viridis Capital, LLC, which is controlled by Mr. Kevin Kreisler.

   Interest of Certain Persons In or In Opposition to Matters to be Acted Upon

     No person has any interest, direct or indirect, by security holdings or otherwise, in the filing of the Withdrawal Notice that is not shared by all other stockholders.

                        Delaware General Corporations Law

     The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirement it may have under the Delaware General Corporations Law. No dissenters' rights with respect to the receipt of the Written Consent or the filing of the Withdrawal Notice are afforded to the Company's stockholders under the Delaware General Corporations Law.

                                  Other Matters

     The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT PLEASE CONTACT:

Mr. Kevin Kreisler
Chairman and Chief Executive Officer
GreenShift Corporation
535 W. 34th Street, Suite 203
New York, NY 10001
###-##-####

                                 By order of the Board of Directors of
                                 GreenShift Corporation


                                 /s/ Kevin Kreisler
                                 ------------------------------------
                                 Kevin Kreisler
                                 Chairman and Chief Executive Officer



SK 25093 0001 662021 v3